Exhibit 10.4 (a)

AMENDMENT NO. 1

TO THE

PIONEER NATURAL RESOURCES COMPANY

EXECUTIVE DEFERRED COMPENSATION PLAN

(Amended and Restated Effective January 1, 2009)

Pursuant to the provisions of Section 11.4 thereof, the Pioneer Natural Resources Company Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2009) is hereby amended to add the following sentence to the end of Section 5.1 thereof:

For the period beginning January 1, 2005 and ending December 31, 2008, separate subaccounts were established for each Member to reflect the Member’s various Payment Elections for all or certain Plan Years during such period, as determined in accordance with the Member’s Payment Elections.

IN WITNESS WHEREOF, this Amendment has been executed on this 15th day of June, 2009, to be effective January 1, 2009.

PIONEER NATURAL RESOURCES COMPANY

By	/s/ Larry N. Paulsen
Larry N. Paulsen Vice President, Administration and Risk Management